Exhibit 31.1(b)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Todd A. Becker, certify that:

1.

I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Green Plains Renewable Energy, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2010	/s/ Todd A. Becker
Todd A. Becker
President and Chief Executive Officer (Principal Executive Officer)